Exhibit 10.5.1

AMENDMENT NUMBER 1
TO
THE MACERICH COMPANY
DEFERRED COMPENSATION PLAN
FOR EXECUTIVES
(As Amended and Restated Effective as of January 1, 2003)

WHEREAS, The Macerich Company (the “Company”) has established and maintains The Macerich Company Deferred Compensation Plan for Executives (As Amended and Restated Effective as of January 1, 2003) (the “Plan”) to provide supplemental retirement income benefits through deferrals of salary and bonuses for certain Eligible Employees (as defined in the Plan); and

WHEREAS, the Plan was frozen December 31, 2004, so that the benefits provided thereunder would be exempt from application of Section 409A of the Internal Revenue Code of 1986 (the “Code”); and

WHEREAS, the exercise of discretion permitted under certain provisions of the Plan could subject its benefits to the application of Section 409A of the Code; and

WHEREAS, the Company has determined that it is appropriate and desirable to amend the Plan pursuant to Section 9.4 of the Plan as set forth herein to eliminate such discretion.

NOW, THEREFORE, the Plan is hereby amended as set forth below, effective January 1, 2005.

1.               Section 7.2 of the Plan is hereby deleted.

2.               The second sentence of Section 9.4 of the Plan is amended to read as follows:

In the event that this Plan is terminated, the amounts credited to a Participant’s Deferral Account and Company Matching Account shall be distributed to the Participant or, in the event of his or her death, to his or her Beneficiary in a lump sum within thirty (30) days following the date of termination; provided, however, if the foregoing provision would cause any amounts deferred under this Plan to be subject to Section 409A of the Code, such provision shall not apply and distributions to the Participants or their Beneficiaries shall be made on the dates on which the Participants or their Beneficiaries would receive benefits hereunder without regard to the termination of the Plan.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment this 30th day of October, 2008.

THE MACERICH COMPANY

By	/s/ Richard A. Bayer
Richard A. Bayer
Senior Executive Vice President, Chief
Legal Officer & Secretary

By	/s/ Thomas E. Hern
Thomas E. O’Hern
Senior Executive Vice President,
Chief Financial Officer & Treasurer